EXHIBIT 21
SUBSIDIARIES OF U.S. BANCORP
(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

111 Tower Investors, Inc. (Minnesota)
Banctech Processing Services, LLC (Florida)
CenPOS, LLC (Florida)
Collateral Title Co. (Delaware)
Creditcard Data Services Inc. (California)
Creditcard Discount Services LLC (Delaware)
DM Liens Inc. (Delaware)
DSL Service Company (California)
Eclipse Funding LLC (Delaware)
Elavon Canada Company (Canada)
Elavon Latin American Holdings, LLC (Delaware)
Elavon Puerto Rico, Inc. (Puerto Rico)
Elavon, Inc. (Georgia)
Fairfield Financial Group, Inc. (Illinois)
Finn Title Company (Delaware)
First Bank LaCrosse Building Corp. (Wisconsin)
First LaCrosse Properties (Wisconsin)
First Payment System Holdings, Inc. (Florida)
First Payment Systems, LLC (Florida)
Firstar Capital Corporation (Ohio)
Firstar Development, LLC (Delaware)
Firstar Realty, L.L.C. (Illinois)
FSV Payment Systems, Inc. (Delaware)
HRI Lien Agent Inc. (Delaware)
HTD Leasing LLC (Delaware)
HVT, Inc. (Delaware)
Mercantile Mortgage Financial Company (Illinois)
Midwest Indemnity Inc. (Vermont)
Mississippi Valley Company (Arizona)
MMCA Lease Services, Inc. (Delaware)
Norse Nordics AB (Sweden)
NuMaMe, LLC (Delaware)
One Eleven Investors LLC (Delaware)
Park Bank Initiatives, Inc. (Illinois)

PFM Financial Services LLC (Delaware)
Pomona Financial Services, Inc. (California)
Pullman Transformation, Inc. (Delaware)
Red Sky Risk Services, LLC (Delaware)
RTRT, Inc. (Delaware)
Rushmore Loan Solutions, LLC (Delaware)
Salucro Healthcare Solutions India Pvt Ltd (India)
Salucro Healthcare Solutions, LLC (Arizona)
Salucro International LLC (Nevada)
Salucro IT, LLC (Nevada)
Salucro Software Development Pvd Ltd (India)
SCBD, LLC (Delaware)
SCDA, LLC (Delaware)
SCFD LLC (Delaware)
SFS Lien Agent, LLC (Delaware)
Syncada Asia Pacific Private Limited (Singapore)
Syncada Canada ULC (Canada)
Syncada India Operations Private Limited (India)
Syncada LLC (Delaware)
Talech International Limited (Ireland)
Talech Lithuania, UAB (Lithuania)
Talech, Inc. (Delaware)
Tarquad Corporation (Missouri)
The Miami Valley Insurance Company (Arizona)
TLT Leasing Corporation (Delaware)
TMTT, Inc. (Delaware)
Travelator Inc. (Delaware)
U.S. Bancorp Advisors, LLC (Delaware)
U.S. Bancorp Asset Management, Inc. (Delaware)
U.S. Bancorp Community Development Corporation (Minnesota)
U.S. Bancorp Community Investment Corporation (Delaware)
U.S. Bancorp Fund Services, LLC (Wisconsin)
U.S. Bancorp Government Leasing and Finance, Inc. (Minnesota)
U.S. Bancorp Insurance Services, LLC (Wisconsin)
U.S. Bancorp Investments, Inc. (Delaware)
U.S. Bancorp Municipal Lending and Finance, Inc. (Minnesota)
U.S. Bank Europe DAC (Ireland)
U.S. Bank Global Corporate Trust Limited (United Kingdom)
U.S. Bank Global Fund Services (Cayman) Limited (Cayman Islands)

U.S. Bank Global Fund Services (Guernsey) Limited (Guernsey)
U.S. Bank Global Fund Services (Ireland) Limited (Ireland)
U.S. Bank Global Fund Services (Luxembourg) S.a.r.l. (Luxembourg)
U.S. Bank National Association (a nationally chartered banking association)
U.S. Bank Trust Company, National Association (a nationally chartered banking association)
U.S. Bank Trust National Association (a nationally chartered banking association)
U.S. Bank Trust National Association SD (a nationally chartered banking association)
U.S. Bank Trustees Limited (United Kingdom)
UBOC Community Development Corporation (California)
UnionBanCal Mortgage Corporation (California)
USB Americas Holdings Company (Delaware)
USB Auto Receivables LLC (Delaware)
USB Capital IX (Delaware)
USB European Holdings Company (Delaware)
USB European (Holdings) Limited (Ireland)
USB Investment Services (Holdings) Limited (Ireland)
USB Leasing LLC (Delaware)
USB Leasing LT (Delaware)
USB Nominees (GCT) Limited (Ireland)
USB Nominees (UK) Limited (United Kingdom)
USB Realty Corp. (Delaware)
USB Securities Data Services Limited (Ireland)
USB Service Company Holdings, Inc. (Delaware)
USBCDE, LLC (Delaware)
USBE Depositary Nominees Limited (Ireland)
VG Lien Agent Inc. (Delaware)
VT Inc. (Alabama)
Wideworld Payment Solutions, LLC (Florida)